Exhibit 99.1
Corporate Property Associates 14 Incorporated
Supplemental Information
As of December 31, 2008
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA14.com

Corporate Property Associates 14 Incorporated
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2008	2007	2006	2008	2007	2006
Net income	$3,140	$31,381	$23,903	$45,164 (a)	$64,390	$69,618
Depreciation, amortization, and other non-cash charges	7,034	6,715	4,533	32,936	33,207	25,056
Straight-line and other rent adjustments	401	(535)	(357)	(1,225)	(2,289)	(2,344)
(Gain) loss on sale of real estate, net	(364)	(17,345)	996	(1,062)	(17,289)	(13,182)
Impairment charges	110	-	-	1,139	345	-
FFO adjustment to earnings from equity investments (b)	13,048	4,527	2,488	24,066	10,610	5,243
FFO adjustment to minority investees’ share of earnings	(390)	(484)	(1,737)	(1,840)	(1,990)	(1,858)

FFO	$22,979	$24,259	$29,826	$99,178	$86,984	$82,533

FFO per share (c)	$0.29	$0.31	$0.43	$1.26	$1.13	$1.30

Weighted average shares outstanding	88,273,458	87,896,632	75,441,859	88,174,907	87,860,052	70,421,426

(a)	Net income for the year ended December 31, 2008 included the recognition of $10.9 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)	During the third quarter of 2007, we determined that a longer schedule of depreciation and amortization of assets in certain of our equity method investment holdings should appropriately be applied to reflect the lives of the underlying assets rather than the expected holding period of these investments. As a result, FFO excludes this adjustment, which increased income from equity investments in real estate by $0.7 million for the year ended December 31, 2007, respectively.

(c)	FFO per share includes an adjustment of $3 million, $3 million and $2.3 million for the three months ended December 31, 2008, 2007 and 2006, respectively, and $12.1 million, $12 million and $8.7 million for the years ended December 31, 2008, 2007 and 2006, respectively, for issuance of shares to an affiliate in satisfaction of fees due. These shares are included in the weighted average shares outstanding but are not a reconciling adjustment in the determination of FFO.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

Corporate Property Associates 14 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2008	2007	2006
Cash flow from operating activities — as reported	$110,697	$89,730	$102,232
Adjustments:
Advisor settlement (a)	(10,868)	-	-
Distributions received from equity investments in real estate in excess of equity income, net (b)	7,959	3,687	(16,459)
Distributions paid to minority partners, net (c)	(3,522)	(2,996)	(3,410)
Changes in working capital (d)	(5,334)	7,592	(2,362)

Adjusted cash flow from operating activities	$98,932	$98,013	$80,001

Adjusted cash flow per share	$1.12	$1.12	$1.14

Distributions declared per share	$0.7848	$0.7766	$0.7711

Payout ratio (distributions per share/adjusted cash flow per share)	70%	69%	68%

Weighted average shares outstanding	88,174,907	87,860,052	70,421,426

(a)	In April 2008, we received $10.9 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(c)	Represents minority partners’ share of distributions made by ventures that we consolidate in our financial statements.

(d)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described above. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of December 31, 2008 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent(a)	Total Annualized Rent
Carrefour France SAS (b)	$18,623	9%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	11,904	6%
Advanced Micro Devices, Inc.	7,448	4%
Dick’s Sporting Goods, Inc.	7,121	3%
True Value Company	6,560	3%
Nortel Networks Inc. (c)	5,982	3%
PETsMART, Inc.	5,541	3%
Atrium Companies, Inc.	5,265	3%
Life Time Fitness, Inc.	5,202	3%
Perkin Elmer, Inc. (b)	4,704	2%

	$78,350	39%

Weighted Average Lease Term for Portfolio:	10.8 years

(a) Rents reflect annualized rent as of December 31, 2008 on a pro rata basis.

(b) Rent amounts are subject to fluctuations in foreign currency exchange rates.

(c) Nortel Networks is currently operating under bankruptcy protection. Although Nortel Networks has rejected its lease with us, there is a subtenant in substantially all of the building.
5-Year Historical Occupancy Trend

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of December 31, 2008 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent(a)	Percent
U.S.
East	$44,926	22%
South	42,877	21%
Midwest	40,436	20%
West	38,816	19%

U.S. Total	167,055	82%

International
France	18,869	9%
Germany	11,904	6%
Finland	4,703	2%
Other (b)	2,075	1%

International Total	37,551	18%

Total	$204,606	100%

Property Type	Annualized Rent(a)	Percent
Industrial	$64,763	32%
Warehouse/Distribution	53,659	26%
Office	37,943	19%
Retail	25,554	12%
Other Properties (c)	22,687	11%

Total	$204,606	100%

Portfolio Diversification by Geography
Portfolio Diversification by Property Type

(a) Rents reflect annualized rent as of December 31, 2008 on a pro rata basis.
(b) Includes revenue from tenants in The Netherlands and the United Kingdom.
(c) Includes revenue from tenants with the following property types: sports (4%), education (3.2%), theater (2.3%), self-storage/trucking (1.6%), and land (0.03%).

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of December 31, 2008 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized	Percentage of
Industry Type (a)	Rent(b)	Annualized Rent
Retail Trade	$52,428	26%
Electronics	34,431	17%
Construction and Building	17,657	9%
Automobile	17,296	8%
Leisure, Amusement, Entertainment	14,410	7%
Transportation - Cargo	9,154	4%
Beverages, Food, and Tobacco	8,470	4%
Consumer Non-durable Goods	8,207	4%
Healthcare, Education and Childcare	8,174	4%
Chemicals, Plastics, Rubber, and Glass	6,933	3%
Business and Commercial Services	6,274	3%
Machinery	4,182	2%
Media: Printing and Publishing	3,883	2%
Mining, Metals, and Primary Metal Industries	2,450	1%
Buildings and Real Estate	2,141	1%
Aerospace and Defense	1,847	1%
Consumer and Durable Goods	1,422	1%
Other (c)	5,247	3%

Total	$204,606	100%

(a) Based on the Moody’s Classification System and information provided by the tenant.
(b) Rents reflect annualized rent as of December 31, 2008 on a pro rata basis.
(c) Includes revenue from tenants in the following industries: Forest Products and Paper (0.7%), Hotels and Gaming (0.7%), Transportation - Personal (0.6%), Grocery (0.5%), and Banking industries (0.1%).